UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2019

Health Insurance Innovations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35811	46-1282634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15438 N. Florida Avenue, Suite 201 Tampa, Florida	33613
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 376-5831

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	HIIQ	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2019, the Board of Directors (the “Board”) of Health Insurance Innovations, Inc. (the “Company”) elected Erik M. Helding as the Chief Financial Officer, Treasurer and Secretary of the Company effective as of November 15, 2019 (the “Effective Date”). As Mr. Helding will assume the responsibilities previously undertaken by Michael D. Hershberger in his current role as the Company’s Chief Financial Officer, Treasurer and Secretary, Mr. Hershberger’s service as the Company’s Chief Financial Officer, Treasurer and Secretary will cease as of the Effective Date. During the period between the Effective Date and December 31, 2019, Mr. Hershberger will be available by phone and/or email during regular business hours to respond to questions and participate in meetings. Subject to the terms and conditions set forth in the Separation Agreement and General Release (the “Separation Agreement”), dated November 12, 2019, between the Company and Mr. Hershberger (as described in more detail below), Mr. Hershberger’s employment with the Company will terminate effective December 31, 2019 without cause.

Helding Employment Agreement

Mr. Helding, age 47, served as Executive Vice President and Chief Financial Officer of CNO Financial Group, Inc. (“CNO”) from April 2016 through March 2019. CNO (NYSE: CNO) is a holding company for a group of insurance companies operating throughout the United States that develop, market and administer health insurance, annuity, individual life insurance and other insurance products. From August 2012 to April 2016, Mr. Helding served as Senior Vice President, Treasury and Investor Relations of CNO. Mr. Helding also served as Vice President, Financial Planning and Analysis of CNO prior to August 2012 and held various other finance positions after he joined CNO in 2004. During his time at CNO as Chief Financial Officer, Mr. Helding was responsible for the financial operations of the company, including accounting, controls and reporting, financial planning and analysis, investor relations, treasury, and tax.

There is no arrangement or understanding pursuant to which Mr. Helding has been selected as an officer of the Company. There are no family relationships between Mr. Helding and any director or executive officer of the Company, or any person chosen by the Company to become a director or executive officer. There are no related party transactions of the kind described in Item 404(a) of Regulation S-K in which Mr. Helding was or is a participant.

In connection with Mr. Helding’s election, on November 12, 2019, the Company and Mr. Helding entered into an Employment Agreement (the “Helding Employment Agreement”), pursuant to which Mr. Helding’s employment with the Company (and his term as Chief Financial Officer, Treasurer and Secretary of the Company) will begin on the Effective Date. The Helding Employment Agreement has a term of three years (commencing on the Effective Date), and unless prior written notice of termination is given by either party prior to the expiration of the then-current term, the term of the agreement will be automatically extended for successive one-year periods. Pursuant to the Helding Employment Agreement, Mr. Helding will be entitled to an annual salary of $450,000.

Pursuant to the Helding Employment Agreement, Mr. Helding will receive a Stock Appreciation Rights Award Agreement on the Effective Date, pursuant to which the Company will award Mr. Helding 50,000 share-settled stock appreciation rights under the Company’s Long Term Incentive Plan (the “LTI Plan”). The stock appreciation rights will vest in increments of 25% on each of the first four anniversaries of the Effective Date, subject to acceleration upon a change in control or certain defined termination events.

In addition, under the Helding Employment Agreement, Mr. Helding will receive a Restricted Stock Award Agreement on the Effective Date, pursuant to which the Company will grant Mr. Helding 30,000 restricted shares of the Company’s Class A common stock. The restricted shares will vest in increments of 25% on each of the first four anniversaries of the Effective Date, subject to acceleration upon a change in control.

Mr. Helding is also eligible for an annual bonus as determined by the Board under the Company’s management bonus plan, as adopted from year to year. Mr. Helding’s target bonus under the management bonus plan will be equal to 100% of his salary then in effect and his maximum bonus opportunity will be 150% of his salary then in effect. Mr. Helding is also eligible to participate under any retirement, retirement savings, profit-sharing, pension or welfare benefit plan, life, disability, health, dental, hospitalization and other forms of insurance and all other fringe benefits or perquisites on the same terms that are applicable to other members of the Company’s senior management.

The Company has also agreed to reimburse Mr. Helding up to $75,000 (before tax withholdings) for relocation expenses actually incurred by Mr. Helding during the 180 days following the date of the Helding Employment Agreement in connection with the relocation of Mr. Helding and his family to the Tampa, Florida metropolitan area.

Under the Helding Employment Agreement, Mr. Helding is subject to non-solicitation and non-competition covenants that expire one year following termination of employment and to customary confidentiality obligations.

As provided in the Helding Employment Agreement, in the event that the Company terminates Mr. Helding’s employment without cause or Mr. Helding resigns for good reason, Mr. Helding will be entitled to wages in an amount equal to his accrued salary and his accrued bonus through the termination date plus an amount equal to twelve months of his salary payable in equal installments in accordance with the Company’s payroll procedures beginning on the termination date and ending twelve months thereafter, provided in either case that Mr. Helding executes a general release in favor of the Company. “Good reason” includes certain changes in Mr. Helding’s responsibilities or duties without his consent or reductions in salary or a material reduction in benefits.

The foregoing does not purport to be a complete description of the Helding Employment Agreement and is qualified in its entirety by reference to the full text of such agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Hershberger Separation Agreement

As noted above, the Company entered into a Separation Agreement with Michael D. Hershberger on November 12, 2019, pursuant to which (among other things) Mr. Hershberger’s employment with the Company will terminate effective December 31, 2019 (the “Termination Date”) and such termination will be deemed to be a “Termination Without Cause” under the Second Amended and Restated Employment Agreement, dated September 16, 2015 and amended on June 14, 2017, between the Company and Mr. Hershberger (the “Hershberger Employment Agreement”), provided that the terms and conditions set forth in the Separation Agreement are met.

Under the Separation Agreement, the Company will pay Mr. Hershberger severance in an amount equal to 12 months of his base salary under his employment agreement (i.e., $350,000), and he will receive $210,000 in satisfaction of the Company’s obligation under the Hershberger Employment Agreement to pay an accrued bonus.

In addition, under the Separation Agreement, the 88,472 stock appreciation rights held by Mr. Hershberger as of the date of the Separation Agreement, all of which have already vested, will be exercisable by him for a period of one year after the Termination Date, and the Company agreed to vest 27,500 of the 44,000 unvested restricted shares previously granted to Mr. Hershberger.

The Separation Agreement also provides for a full and unconditional release of the Company by Mr. Hershberger.

The foregoing does not purport to be a complete description of the Separation Agreement and is qualified in its entirety by reference to the full text of such agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated November 12, 2019 and effective as of November 15, 2019, between Health Insurance Innovations, Inc. and Erik M. Helding.

10.2	Separation Agreement and General Release, dated November 12, 2019, between Health Insurance Innovations, Inc. and Michael D. Hershberger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH INSURANCE INNOVATIONS, INC.

By:	/s/ Gavin D. Southwell
Name:	Gavin D. Southwell
Title:	Chief Executive Officer

Date: November 14, 2019